Exhibit 99.1

Progress Acquisition Corp. Cancels Special Meeting of Stockholders

Boston, MA, April 25, 2023 (GLOBE NEWSWIRE) -- Progress Acquisition Corp. (Nasdaq: PGRW) (the “Company”) announced today that the Company has cancelled its special meeting of stockholders that was previously scheduled for April 26, 2023.

About Progress Acquisition Corp.

Progress Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. While the Company may pursue an acquisition in any business industry or sector, it intends to focus on opportunities in media, entertainment, and technology, with an emphasis on attractive targets that fall in the digital ecosystem.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and other documents the Company has filed, or to be filed, with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:

Winston Meade
Progress Acquisition Corp.

10 Winthrop Square 6th Floor
Boston, Massachusetts 02110
E-mail: contact@progressacquisition.com
Telephone: (617) 401-2700